Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-42137 and 333-57445 of KinderCare Learning Centers, Inc. on Forms S-8 of our report dated July 21, 2000, appearing in this Annual Report on Form 10-K of KinderCare Learning Centers, Inc. for the year ended June 2, 2000.


DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Portland, Oregon
August 22, 2000